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                            ARTICLES OF INCORPORATION

                                       OF

                            CASPERS TIN PLATE COMPANY


         The undersigned, LAWRENCE M. GILL, 208 South LaSalle Street, Chicago, Illinois, being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation hereby incorporated is CASPERS TIN PLATE COMPANY.

                                   ARTICLE TWO

         The address of its initial registered office in the State of Illinois is 208 South LaSalle Street, in the City of Chicago, (60604) County of Cook and the name of its initial Registered Agent at said address is C T Corporation System.

                                  ARTICLE THREE

         The duration of the corporation is Perpetual.

                                  ARTICLE FOUR


         The purpose or purposes for which the corporation is organized are:

                  To engage in the business of metal lithography.

                  To manufacture, buy, sell and deal in and with goods, wares, merchandise and property of whatsoever kind and description.

                  To acquire, own, use, convey, and otherwise dispose of and deal in real property or any interest therein.

                  To erect, own, operate, manage, use or lese, in whole or in part, any building or other structure located on real property owned or leased by the Corporation.


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                                  ARTICLE FIVE

         PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 20,000 divided into one class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                             Series       Number of                  Par value per share or statement that shares
Class                        (If any)     Shares                     are without par value

Common                       None         20,000                     $1.00


         PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:


                                   ARTICLE SIX

         The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                                          Total consideration to be
Class of shares                       Number of shares                    received therefor:
Common                                1,000                               $1,000.00


                                  ARTICLE SEVEN

         The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

         The number of directors to be elected at the first meeting of the shareholders is: three.

                                  ARTICLE NINE

         PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $______________ .

         PARAGRAPH 2: It is estimated that the value of all property to be located within the State of Illinois during the following year will be $______________ .

         PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $______________ .


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         PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $______________ .


NOTE:            The incorporator elects to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus.



                                                /s/ Lawrence M. Gill
                                                --------------------
                                                LAWRENCE M. GILL, Incorporator